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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997, with respect to the financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Variflex included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of the Variflex Variable Annuity Educator Series.

                                                               Ernst & Young LLP

Kansas City, Missouri
September 26, 1997